UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Market Street Venice, California		90291
(Address of Principal Executive Offices)		(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 7.01 Regulation FD Disclosure.

Reduction in Force

During March 2018, we implemented a reduction in force plan impacting approximately 7% of our global headcount, primarily in engineering and sales. The reduction in force is to align resources around our top strategic priorities and to reflect structural changes in our business.

We estimate that we will incur approximately $10 million of pre-tax cash expenditures, substantially all of which will be severance costs. Additionally, we expect to recognize a stock-based compensation forfeiture benefit of approximately $31 million. The severance charges and any stock-based compensation forfeiture benefit will be recognized in the quarter ended March 31, 2018. As a result of the reduction in force, we expect to recognize savings of approximately $25 million in 2018 and $34 million on an annualized basis related to salaries and payroll taxes. The charges associated with this reduction in force are not material to our consolidated financial position or results of operations.

Lease Exits

In 2018, we will exit various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. As of December 31, 2017, these leases had a remaining contractual obligation of approximately $85 million. We expect to incur losses of approximately $25 million to $45 million reflecting the present value of our remaining lease obligation on the cease use date, net of estimated sublease income. We anticipate these charges to be incurred throughout 2018, primarily in the second and third quarters of the year, based on current exit plans. We do not expect the charges to be material to our consolidated financial position or results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “continue,” “could,” “estimate,” “expect,” “may,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements in this Current Report on Form 8-K include expectations about cash expenditures that we expect to make with the reduction in force, future savings, estimated sublease income, and losses. Our actual results may not materialize and actual results are subject to risks and uncertainties that could cause actual results to be materially different. Additional risks and uncertainties that could affect our financial results are described in further detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or subject to the liabilities of that section. The information shall not be incorporated by reference into any filing with the Securities and Exchange Commission, whether made before or after today’s date, regardless of general language in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: March 30, 2018	By:	/s/ Andrew Vollero
Andrew Vollero
Chief Financial Officer